LEASE SUMMARY SHEET
SHARED OFFICE AND EQUIPMENT AT 128 EAST GRANT STREET, SUITE 103

LANDLORD: **JPF Venture Group, Inc.**, a Pennsylvania general partnership, having its principal mailing address of 1200 W. Penn Grant Rod, Lancaster, PA 17603, herein called "Landlord",

TENANT:	Ocean Thermal Energy Corporation
LEASE DATE:	April 1, 2023
PREMISES:	Suite 103, 128 East Grant Street, Lancaster, PA

1. *Leased Premises; Condition of Premises*: The leased premises (the "Premises") is comprised of approx. 950 square feet and is located on the 1st floor in the building known as 128 East Grant Street, Lancaster, PA 17602. The landlord shall ensure that the Premises are clean and in good condition as of the Lease Date.

2. *Lease Term*: The Initial Term of this Lease will begin on or before May 1, 2023 and extend for three years and will end April 30, 2026. In the event Tenant has met all requirements herein, Tenant may take possession of the Premises early and shall pay prorated rent accordingly. Tenant shall notify Landlord of their intent to vacate or renew the lease no less than 90 days prior to the lease end date.

   Delivery of Premises: Tenant accepts the Premises as-is. Tenant may take occupancy after lease signing, payment of prorated first month's rent and deposit, providing proof of insurance, placing electric in Tenant's name and completion of Landlord work.

3. *Renewal Term:* N/A

4. *Rent*: Rent shall be as follows (does not include parking rent). First-month rent due at Lease signing.

LEASE TERM	LEASE YEAR DATES	MONTHLY RENT
Year 1	May 1, 2023 – April 30, 2024	$1,000.00
Year 2	May 1, 2024 – April 30, 2025	$1,200.00
Year 3	May 1, 2025 – April 30, 2026	$1,400.00

5. *Security Deposit*: No Security Deposit is necessary.

6. *Additional Rent (Taxes, CAM and Insurance)*: N/A
   Landlord shall be responsible for CAM (common area maintenance) and real estate taxes on the building of which the Premises is a part. Landlord shall also keep the building insured; however, tenant shall be responsible for their own liability insurance, naming Landlord as an additional insured, and shall insure any leasehold improvements and any personal property of Tenant within the Premises.

7. *Utilities:* Electric and phone/internet are included in Rent.

8. *Use*: Tenant may use the Premises as an *administrative office* and such other uses as are permitted under applicable zoning and land use ordinances and statutes, and provided such other uses are approved of by Landlord in writing, which approval shall not be unreasonably withheld. Tenant shall be held responsible for the conduct of their clientele while on the premises, this includes all common areas and exterior main entrance to premises. Tenant's employees and clientele are not permitted to smoke or loiter in or around premises, this includes all common areas and building entrances.

LANDLORD: JPF Venture Group, Inc

By: ______________________

Print: Jeremy P. Feakins Date

TENANT: Ocean Thermal Energy Corporation.

By: ______________________

Print: Jeremy P. Feakins Date

Landlord Contact Information:
Phone: 917 679 2005
Email: jpf@jpfvg.com

Tenant Contact Information:
Phone: (717)715-0238
Email: jpf@jpfvg.com

LEASE AGREEMENT

Between the Landlord ("Landlord") and Tenant ("Tenant") specified in the foregoing Summary Sheet.

Intending to be legally bound, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises described below for the Base Rent, the additional rent, for the term, and upon all of the terms, covenants and conditions described in this Lease, the Summary Sheet attached hereto, and any riders, supplements and exhibits made a part of this Lease.

1. Premises: The Premises subject to this Lease are described in the Summary Sheet attached hereto together with the improvements erected thereon (hereinafter the "Premises").

2. Rent and Additional Rent : Tenant shall pay to Landlord the base rent ("Base Rent") specified in the Summary Sheet of this Lease, in advance in monthly installments beginning on the Lease Date and thereafter on the first day of each succeeding calendar month during the Initial and each Option Term hereof. All rent shall be paid to Landlord at Landlord's address stated in the Summary Sheet of this Lease unless changed by notice given by Landlord to Tenant.

Late and NSF Fees: Rent is due on the first of each month, without Demand. If rent is received after the 5th of the month, a late fee of $50.00 shall be charged to Tenant. In the event a rent payment is returned due to non-sufficient funds, or for any reason, Tenant shall be charged a $45.00 NSF fee.

3. Condition of Premises: The Premises are being leased in the condition set forth in the Summary Sheet; unless otherwise specified, Tenant leases the Premises in its current condition.

4. Term: The Initial Term of the Lease shall be the Term set forth in the Summary Sheet and shall begin on the Lease Date set forth in the Summary Sheet.

5. Payment of Utilities: Landlord shall pay for all water and sewer charges and for trash removal at the Premises. The Tenant shall pay all electric charges used at the Premises and that are separately metered to the Premises. The Tenant shall also pay for routine cleaning of the Premises and the common areas within the building of which the Premises are a part.

6. Payment of Taxes: Landlord shall be responsible for payment of real estate taxes assessed against the Premises.

7. Maintenance and Repair: At its own cost and expense the Tenant shall keep the interior spaces of the Premises and the interior common areas in a clean condition. At his cost and expense the Landlord shall maintain and repair all other portions of the Premises, HVAC, plumbing, electrical, and other mechanical systems, roof, gutters, sidewalks, parking areas, and exterior grounds, making such repairs and providing such maintenance as shall be necessary to function properly and to assure the Premises and the property upon which the Premises are situated have a well-maintained appearance, it being understood that in addition to Tenant's other repairs, it shall repair all damages caused by it or its employees and clients. Without limiting the foregoing, the Landlord shall provide prompt snow and ice removal and lawn and shrubbery care. At the expiration or earlier termination of the term of this Lease, Tenant shall surrender the Premises broom clean and free of debris.

8. Use: Tenant will use the Premises continuously and uninterruptedly for the use specified in the Summary Sheet and for no other purpose whatsoever.

9. Signs: Tenant may install, affix, and maintain any sign, decoration, fixture or other advertising device, on the exterior of the demised Premises or elsewhere, only in accordance with all applicable laws, regulations, and rules, and only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

10. Insurance: At all times during the term hereof Tenant shall maintain insurance upon its personal property at the Premises in such amounts as it shall consider reasonable. Tenant shall also maintain public liability insurance covering the Premises and Tenant activities therein, with the minimum limits of the policy or policies carried by the Tenant to be not less than $1,000,000 combined single limit for bodily injury and property damage with respect to any one occurrence. Tenant shall provide to Landlord a certificate issued by its insurer to evidence his maintenance of such coverage, and name Landlord as an additional insured. Landlord shall also maintain fire and extended coverage insurance on the Premises in such amounts as Landlord determines to be appropriate.

11. Furniture, Fixtures and Equipment: All furniture, equipment and trade fixtures installed by Tenant in the Premises shall

remain the property of Tenant and may be removed at the expiration or earlier termination of this Lease, provided that Tenant shall not at such time be in default under any covenant or condition contained herein and provided further that Tenant shall repair the damage caused by such removal and restore the Premises to their original order and condition. Any such property of Tenant remaining on the Premises following expiration or termination of this Lease may at Landlord's sole option, be deemed abandoned by Tenant and Landlord may dispose of any such property without liability to Tenant of any kind whatsoever. The foregoing notwithstanding, all floor, ceiling and wall coverings, plumbing, walls, permanent fixtures, doors, fire doors, wiring and other utility and mechanical systems installed by Tenant in the Premises shall become the property of Landlord upon expiration or earlier termination of this Lease. Tenant shall not keep or install on the Premises or use in the Premises any kerosene, catalytic, or other type of supplemental or portable heating system of any kind.

12. Assignment: Tenant shall not assign, sublet, pledge, grant a security interest in, or encumber this Lease or permit the use of the whole or any part of the demised Premises by any licensee or concessionaire without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. In the event of an assignment, Tenant shall pay Landlord a $500.00 administrative Fee.

13. Casualty to Premises: If, during the term of this Lease, the building shall be damaged by fire, storm, act of God or other casualty, in such manner that the Premises are rendered untenantable in whole or in part, Landlord, to the extent of available insurance proceeds, shall promptly commence and diligently proceed to restore the building at its expense to its condition prior to the occurrence of such casualty; provided, however, that in the event that the damage to the building cannot be repaired within ninety (90) days from the occurrence of the casualty, Landlord or Tenant, at their respective options, by notice to the other, may terminate the Lease as of the date of such casualty. In such case, Tenant shall pay the rent and other sums due hereunder, apportioned to the date of the casualty, and shall immediately surrender the Premises to Landlord. If the damage caused by such casualty can be repaired within ninety (90) days thereafter, this Lease shall not be affected, except that rent for the Premises shall abate until the damage is restored. If the Premises are rendered wholly untenantable by reason of such casualty, the rent shall abate in full. However, if by reason of such casualty, only a portion of the Premises is rendered untenantable, rent shall abate in proportion to the portion of the Premises rendered untenantable.

14. Eminent Domain: If any public authority shall, by the exercise of the power of eminent domain or under the threat of exercise of such power, take or acquire all or any part of the building of the Premises, or take or acquire a portion of the land area so as to render the remainder unusable by Tenant, this Lease shall terminate as of the date when Tenant shall be legally compelled to surrender possession, and shall do so. In the event of such taking, Tenant waives all claims as against Landlord and as against the condemning authority or party, and it is agreed that Tenant will make no claim by reason of the complete or partial taking of the Premises excepting compensation recoverable in Tenant's own right for (i) removal or moving expenses, (ii) business dislocation damages as defined in the Pennsylvania Eminent Domain Code or any Federal statute or rule containing substantially similar provisions and (iii) loss or taking of fixtures installed by Tenant in the Premises.

15. Mechanics' Liens: Tenant shall do all things necessary to prevent the filing of any Mechanics' Lien against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or the building of which the Premises is a part. If any such liens shall at any time be filed against Tenant's interest in the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same, or, if Tenant, in Tenant's discretion and in good faith, determines that such liens shall be contested, Tenant shall furnish such security as may be necessary or required to prevent execution against Tenant's interest in the Premises. If Tenant shall fail to discharge such liens or to furnish such security, then in addition to any other right or remedy of Landlord resulting from Tenant's default, Landlord may, but shall not be obligated to discharge the same by paying the amount claimed to be due. Tenant shall pay to Landlord, as additional rental, any amount paid by Landlord to satisfy such claim.

16. Subordination of Lease: This Lease and all rights of Tenant herein are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Premises and to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and spreaders and consolidations of such mortgages, provided, however, that Tenant shall be entitled to remain in possession of the Premises under the terms of this Lease for so long as it is not in default hereunder. This article shall be self-operating and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall, upon request of Landlord or the holder of any such mortgage, or any of their respective successors in interest, promptly execute and deliver any instrument reasonably requested to evidence such subordination, subject to Tenant's continued right of occupancy for so long as it is not in default hereunder.

Within ten (10) days after request therefore by Landlord, or the holder of any mortgage to which this Lease is subject and subordinate, Tenant agrees to deliver in recordable form a certificate to any mortgagee or proposed mortgagee, or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant. Any such estoppel certificate shall be in such form and contain such certifications and representations as Landlord may reasonably request and as are customarily required by institutional real estate lenders.

17. Landlord's Right to Enter: Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable hour to inspect the same, but only upon not less than twenty-four hours prior notice to Tenant, and in each such event Tenant shall be entitled to have its representative accompany Landlord. In the event Tenant shall not have or shall not have exercised an option to renew the term of this Lease, Landlord shall have the right during the last ninety (90) days of the term to enter the Premises during reasonable

hours to show the demised Premises to prospective tenants, but only after having given the Tenant at least twenty-four hours prior notice, in which case Tenant shall be permitted to have its representative accompany Landlord. In the event of an emergency at the Premises, Landlord shall have the right to enter the Premises immediately, but Landlord shall notify Tenant of his entry, to effect repairs or to limit damage.

18. Compliance with Legal Requirements: Tenant at all times shall comply strictly with all requirements of all duly constituted public authorities having jurisdiction as well as with the terms of all state, federal or municipal statutes, ordinances or regulations which are or may at any time hereafter become applicable to the Premises, to the activities conducted thereon, and to Tenant as lessee thereof. Tenant shall save Landlord harmless from all penalties, fines, costs and damages of every kind which may result from any failure to do so. Notwithstanding the foregoing, Tenant shall not be required to make any structural changes or improvements to the Premises required in order for the Premises to be in compliance with any statute, ordinance, rule or regulation.

19. Contaminants Pollutants and Hazardous Waste: No contaminant, industrial waste, pollutant, toxic or hazardous waste, or any substance of any kind or character shall be stored, processed, disposed of, or discharged directly or indirectly by Tenant into the environment in such a manner as to incur present or future liability for the Tenant, the Landlord, or any owner or user of the Premises or any other part of the Premises under any applicable law or governmental regulation, or into any sanitary sewer collection or treatment system, except in conformity with the requirements of all applicable laws, rules, regulations and valid permits. The term "contaminant" shall mean and refer to any substance the discharge or release of which would constitute air pollution or air contamination under the Air Pollution Control Act, 35 P.S. Section 4001 et seq., or regulations thereunder. The term "industrial waste" shall mean any substance which is classified as an industrial waste or which would result in pollution under The Clean Streams Law, 35 P.S. Section 691.1 et seq., or regulations thereunder. The term "pollutant" shall mean and refer to any substance subject to control under the Federal Water Pollution Control Act, 33 U.S.C.A. Section 1251 et seq., or the Clean Air Act, 42 U.S.C.A. Section 7401 et seq., or regulations thereunder. The term "toxic or hazardous waste" shall mean and refer to any chemical, substance or material which is classified by the Environmental Protection Administration as a hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or regulations thereunder, or as a hazardous waste under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., or regulations thereunder, or which is a petroleum product, or which is classified by the Pennsylvania Department of Environmental Resources as a hazardous waste under the provisions of Chapter 75 of Title 25 of the Pennsylvania Code. Tenant shall, on request, advise Landlord in writing of all contaminants, industrial wastes, pollutants, and toxic or hazardous wastes used in or resulting from the activities of Tenant on the Premises.

20. Subsequent Improvements: Tenant shall not make any substantial alterations, additions or improvements to the Premises unless it shall first obtain from Landlord written approval of the plans, design, layout and specifications thereof.

21. Waiver of Subrogation: Landlord and Tenant, for themselves and their respective assignees, subrogees, successors and assigns, each hereby waive the right of recovery against the other, and the other's directors, officers, employees and business guests, and any managing agent engaged by Landlord, and their respective heirs, administrators, executors, successors and assigns, for such loss or damage to the Premises, to any improvement situated on Landlord's property and to any personal property situated therein as is caused by fire or by those casualties which are described in the extended coverage provisions of Landlord's insurance contracts or Tenant's insurance contracts, as the case may be, or in the absence of such provisions in said contracts, by those casualties which commonly are described in the extended coverage provisions of insurance contracts. The waiver of rights herein shall not be enforceable against a party if not permitted under the terms of the policies of insurance carried by the party. Each party agrees to request the consent of its insurer to the waiver herein contained, if such consent is required.

22. Default by Tenant: The occurrence of any of the following shall, in addition to any other events of defaults provided herein, constitute default hereunder:

(a) The insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent; the institution of a bill in equity or other proceeding for the appointment of a receiver for Tenant; or the judicial or other forced sale of, or levy upon, the real or personal property of Tenant;

(b) The failure of Tenant timely to pay any installment of rent or perform, observe, or comply with any other terms, covenants or conditions of this Lease;

(c) Discontinuance by the Tenant of the conduct of its business at the Premises;

23. Landlord's Remedies Upon Default: If Tenant shall fail to pay any Base Rent, additional rent or other sum when due, shall begin or suffer the beginning of any proceedings by or against Tenant as a debtor under any law relating to bankruptcy or insolvency or the relief of debtors, or shall fail to cure any other event of default within thirty (30) days (or such lesser number of days as shall be reasonable in the event of a default that is or may cause damage to the Premises) following written notice of Landlord to do so, or in the event of default incapable of cure within thirty (30) days, shall fail to commence and diligently proceed to cure said default, Landlord, in addition to any other remedies available to it in law or in equity, shall have the right to do any or all of the following:

(a) Terminate this Lease and all of Tenant's rights hereunder; provided, however, that such termination shall not relieve Tenant of liability for any amount due or accrued to Landlord, or for damages caused to Landlord by reason of Tenant's default, and such termination shall not affect or impair Landlord's other rights in the event of default. Upon termination, Tenant shall immediate

quit and surrender to Landlord the Premises, and Landlord may then, or at any time thereafter, with or without resort to process of any court, and by force or otherwise, enter into and repossess the Premises.

(b) Declare immediately due and payable all rent for the balance of the then-current term of the Lease.

24. Damages for Tenant's Default: If this Lease shall be terminated by reason of default, Landlord shall use reasonable efforts to relet the whole, or any part of the Premises; provided, however, that such reletting may be for a period equal to, or greater or less than the remainder of the term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable, to any tenant or tenants which it may deem suitable and satisfactory and for any use and purpose for which it may deem appropriate. In no event shall Landlord be liable to Tenant in any respect for failure to relet the Premises, or in the event of such reletting, for failure to collect the rent thereunder. Any sums received by Landlord on reletting in excess of the rent reserved in this Lease shall belong to Landlord. As damages for default resulting in termination, Tenant agrees to pay to Landlord, in addition to all amounts due at or before termination, the following:

(a) All reasonable expenses, including attorney's fees, incurred by Landlord in recovering possession of the Premises;

(b) All reasonable costs and charges for the care of the Premises while vacant;

(c) All reasonable expenses incurred by Landlord in connection with the reletting of the Premises or any part thereof, including commissions, advertising expenses and the costs of restoring the Premises to its condition at the time of delivery of possession to Tenant;

(d) An amount equal to the Base Rent and additional rent required to be paid by Tenant under this Lease, less the rent, if any, collected by Landlord on reletting the Premises.

All damages due by reason of expenses incurred by Landlord shall be due and paid by Tenant at such times as the expenses shall be incurred by Landlord. The amounts specified in subparagraph (d) hereof shall be due and payable by Tenant on the several days on which the Base Rent and additional rent would have become due and payable (any rent accelerated hereunder by reason of Tenant's default being deemed due and payable on the date of acceleration) had this Lease not been terminated by reason of Tenant's default.

25. Notices: All notices provided for herein, shall be given in writing and shall be deemed to have been given as of the date when deposited in the United States Mail, first class, postage prepaid, properly addressed to addressee. Until changed by appropriate notices in writing, notices shall be mailed to the Landlord and Tenant at the addresses stated in the Summary Sheet to this Lease.

26. Landlord's Relationship to Tenant: Nothing in this agreement shall be construed to constitute Landlord the partner or joint venturer of Tenant in the business or operations which Tenant shall conduct on the Premises or elsewhere. The only relationship which shall exist between Landlord and Tenant hereunder and as a result of this Lease shall be that of lessor and lessee.

27. Quiet Enjoyment. Landlord covenants and warrants that upon the term of the Lease commencing, it shall have full right and lawful authority to enter into this Lease for the full term hereof, and that Landlord will be lawfully seized of the Premises and will have good title thereto and that at all times when Tenant is not in default under the terms and during the term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by anyone.

28. Estoppel Certificate. From time to time upon Landlord's request, Tenant shall execute a certificate certifying, if true, (a) that the Lease is in full force and effect, (b) that the Landlord and Tenant are not in default of their obligations under the Lease, and identifying any such defaults, and (c) the then current base rent payable by Tenant. In the event Landlord sells or transfers the building in which the Premises are located, Landlord may assign this Lease and, in such even, Tenant shall attorn to the assignee.

29. Agency Disclosure and Broker Fee. Tenant and Landlord hereby acknowledge that no other Brokers were involved in this Lease transaction except: PPM Real Estate Inc., Broker for Owner/Landlord. Broker shall be compensated by the Landlord for services rendered. PPM Real Estate, Inc. shall be compensated for commissions equal to 6% of the rent, paid annually on the anniversary throughout the Term. Broker involved in this transaction are acting only as a Broker and will in no case be held liable, either jointly or severally to either party for the performance of any term or covenant of this agreement or for damages for the nonperformance thereof. In the event of the sale of the property, the new Owner shall be responsible for commissions due after the sale, and shall confirm such with the Landlord and PPM Real Estate, Inc.

30. Complete Agreement: This Lease sets forth all of the promises, agreements, conditions and understandings between the parties relative to the Premises and supersede all prior agreements between the parties. No subsequent alteration, amendment, change or addition shall be binding unless reduced to writing and signed by the parties.

31. Landlord's Representations. Landlord hereby represents and warrants to Tenant that: (a) operation of an accounting practice substantially the same as operated by Seller prior to the date of this Lease and as intended to be operated by Buyer from and after the date of this Lease is a permitted use under the Lancaster City Zoning Ordinance, and (b) that the Premises, the entire property of which it is a part, and the accounting practice as operated by Seller at the Premises, are in compliance with all applicable laws, ordinances, rules, and regulations, including without limitation, laws, ordinances, rules, and regulations that relate to parking for employees and customers, water and sewer capacity allocations, signs, accessibility, and the like.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written with the intention that they and each of them shall be legally bound.

LANDLORD: JPF Venture Group

By: ______________________ 04 / 18 / 2023

Print: Jeremy Feakins Date

TENANT: Ocean Thermal Energy Corporation

By: [signature]

Print: Jeremy P. Feakins Date 4/18/2023

Landlord Contact Information:
Phone: (917) 679 2005
Email: jpf@jpfvg.com

Tenant Contact Information:
Phone: (717)715-0238
Email: jpf@jpfvg.com

EXHIBIT A

Landlord shall complete the following items prior to Tenant occupancy:

- Contract with painter to have full office painted with color agreed upon by Landlord and Tenant

- Remove all existing furniture